SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington

(State of other jurisdiction of incorporation)

0-10394	91-0864123
(Commission File Number)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Redmond, WA	98052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 881-6444

Not Applicable

(Former name or former address, if changed since last report)

Item 7.   Regulation FD Disclosure

Data I/O posts current investor presentation on website

A current investor presentation was placed on Data I/O Corporation’s website at http://www.dataio.com on Friday August 8, 2008.

The presentation includes an update on orders for the month of July 2008 at $2.8 million and the growth compared to July in the prior year, and discusses that, for the company, the business environment remains favorable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

August 8, 2008	By /s/ Joel S. Hatlen
Joel S. Hatlen
Vice President
Chief Financial Officer